Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

Dated as of May 29, 2003

among

CYTRX CORPORATION

and

THE PURCHASERS LISTED ON EXHIBIT A

-i-

Table of contents

(continued)

-ii-

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT this (“Agreement”), dated as of May 29, 2003, by and among CytRx Corporation, a Delaware corporation (the “Company”), and the entities listed on Exhibit A hereto (each, a “Purchaser” and collectively, the “Purchasers”), for the purchase and sale by the Purchasers of shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase shares of Common Stock.

The parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Common Stock and Warrants

Section 1.1 Purchase and Sale of Common Stock and Warrants. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and each Purchaser shall, severally but not jointly, purchase from the Company that number of shares of Common Stock (the “Shares”) and warrants to purchase shares of Common Stock equal to 25% of the number of Shares to be purchased by such Purchaser, in substantially the form attached hereto as Exhibit B (the “Warrants”), in each case, set forth opposite such Purchaser’s name on Exhibit A hereto at a price per Share and related Warrants of $1.85 for an aggregate purchase price to the Company from all Purchasers of $5,440,000 (the “Purchase Price”). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

Section 1.2 Purchase Price and Closing. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the number of Shares and Warrants set forth opposite their respective names on Exhibit A. The closing of the purchase and sale of the Shares and Warrants to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of the Company located at 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049 (the “Closing”) at 10:00 a.m., Pacific Time (i) on or before May 29, 2003, provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchasers and the Company may agree upon (the “Closing Date”). The entire Purchase Price shall be paid by the Purchasers in cash, by wire transfer or in readily available funds.

Section 1.3 Warrants. At the Closing, the Company shall issue to each Purchaser such number of Warrants to purchase shares of Common Stock as is set forth opposite such Purchaser’s name on Exhibit A hereto. The Warrants shall be exercisable for five (5) years from the date of issuance and shall have an exercise price equal to the closing bid price of the Common Stock on Nasdaq (as reported by Bloomberg Financial Service) on the last trading day prior to the Closing Date.

Section 1.4 Warrant Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to the aggregate number of shares of Common Stock necessary to effect the exercise of the Warrants. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the “Warrant Shares”. The Shares, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the “Securities”.

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company. In order to induce the Purchasers to enter into this Agreement and to purchase the Shares and the Warrants, the Company hereby makes the following representations and warranties to the Purchasers:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity, except as set forth on Schedule 2.1(g) hereto. The Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any adverse effect on the business, operations, properties, prospects or financial condition of the Company or its Subsidiaries and which is material to such entity or other entities controlling or controlled by such entity or which is likely to materially hinder the performance by the Company of its material obligations hereunder and under the other Transaction Documents (as defined in Section 2.1(b) hereof).

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Warrants, and the other agreements and documents contemplated hereby and thereby and executed by the Company or to which the Company is party (collectively, the “Transaction Documents”), and to issue and sell the Shares and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as set forth in Schedule 2.1(b), no further consent or authorization of the Company, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of May 27, 2003 are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Company’s Common Stock and any other security of the Company have been duly and validly authorized. Except as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto which could have a Material Adverse Effect. The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”).

(d) Issuance of Securities. The Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Certificate or Bylaws or any Subsidiary’s comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries’ respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in all cases other than violations pursuant to clauses (i) or (iv) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Shares, the Warrants or the Warrant Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the “Commission”) and/or the NASD prior to or subsequent to the Closing, or state securities administrators subsequent to the Closing, or any registration statement which may be filed pursuant hereto or thereto).

(f) Commission Documents; Financial Statements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, except as disclosed on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the “Commission Documents”). The Company has delivered or made available to the Purchasers true and complete copies of the Commission Documents filed with the Commission since December 31, 2000. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the time of its filing, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 (the “Form 10-Q”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-Q did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time of its filing, the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002 (the “Form 10-K”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, at the time of its filing, the Form 10-K did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(h) No Material Adverse Change. Since March 31, 2003, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 2.1(h) hereto.

(i) No Undisclosed Liabilities. Except as disclosed on Schedule 2.1(i) hereto, neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those set forth on the balance sheet included in the Form 10-Q or incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since March 31, 2003, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its Subsidiaries.

(j) No Undisclosed Events or Circumstances. Since March 31, 2003, except as disclosed on Schedule 2.1(j) hereto, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) any indebtedness for borrowed money in excess of $100,000, (B) any obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business) in excess of $100,000, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) any obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) any indebtedness in excess of $100,000 created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease with a present value in excess of $100,000, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Except as disclosed on Schedule 2.1(k), neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(l) Title to Assets. Each of the Company and the Subsidiaries has good and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever, except for those indicated on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not have a Material Adverse Effect. All said leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

(m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or any Subsidiary in their capacities as such, which individually, or in the aggregate, would have a Material Adverse Effect.

(n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o) Taxes. Except as set forth on Schedule 2.1(o) hereto, the Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(q) Disclosure. To the best of the Company’s knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r) Intellectual Property. Schedule 2.1(r) contains a complete and correct list of all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing (collectively, the “Proprietary Rights”), held by the Company or any of its Subsidiaries. The Company and each of the Subsidiaries owns or possesses all the Proprietary Rights, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency. As of the date of this Agreement, there is, to the knowledge of the Company, no material existing infringement, misuse or misappropriation of any Proprietary Rights by others. From March 31, 2003 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice alleging that the operation of the business of the Company or any of its Subsidiaries infringes in any material respect upon the intellectual property rights of others.

(s) Environmental Compliance. Except as disclosed on Schedule 2.1(s) hereto, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. Schedule 2.1(s) hereto sets forth all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or its Subsidiaries. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.1(s) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing or that may give rise to any Environmental Liabilities, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. “Environmental Liabilities” means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

(t) Books and Records; Internal Accounting Controls. The books, records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

(u) Material Agreements. Except for the Transaction Documents or as set forth on Schedule 2.1(u) hereto, or those that are included as exhibits to the Commission Documents, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission (collectively, “Material Agreements”) if the Company or any Subsidiary were registering securities under the Securities Act. The Company and each of its Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company’s knowledge, are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any Subsidiary limits or shall limit the payment of dividends on its Common Stock.

(v) Transactions with Affiliates. Except as set forth on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers, on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder.

(w) Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares, the Warrants and the Warrant Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(x) Governmental Approvals. Except as set forth on Schedule 2.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

(y) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth in the Commission Documents or on Schedule 2.1(y) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary. Since March 31, 2003, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(z) Absence of Certain Developments. Except as set forth in the Commission Documents or on Schedule 2.1(z) hereto, since March 31, 2003, neither the Company nor any Subsidiary has:

(i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such Subsidiary’s business;

(iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except in the ordinary course of business or to the Purchasers or their representatives;

(vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $25,000;

(x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi) made charitable contributions or pledges in excess of $25,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv) effected any two or more events of the foregoing kind which in the aggregate would cause a Material Adverse Effect; or

(xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

(aa) Use of Proceeds. Except as set forth on Schedule 2.1(aa), the proceeds from the sale of the Shares and the Warrants will be used by the Company for working capital purposes and, except as set forth on Schedule 2.1(aa), shall not be used to repay any outstanding Indebtedness or any loans to any officer, director, affiliate or insider of the Company.

(bb) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(cc) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would cause a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the Shares and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); provided that, if any Purchaser, or any person or entity that owns a beneficial interest in any Purchaser, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(cc), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(dd) Delisting Notification. The Company has not received a delisting notification from the NASDAQ Stock Market that has not been rescinded, and, to its knowledge, there are no existing facts or circumstances that could give rise to the delisting of the Common Stock from the NASDAQ Stock Market.

(ee) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other Purchaser:

(a) Organization and Standing of the Purchasers. If such Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares and Warrants being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Purchaser. The other Transaction Documents constitute, or shall constitute when executed and delivered, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Acquisition for Investment. Such Purchaser is purchasing the Shares and acquiring the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with the distribution thereof. Such Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(e) below, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to pledge any of the Securities for margin purposes and/or to dispose of any of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities, and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(d) Rule 144. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(e) General. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) Opportunities for Additional Information. Such Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser’s personal knowledge of the Company’s affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

(g) No General Solicitation. Such Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h) Accredited Investor. Such Purchaser is an accredited investor (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

ARTICLE III

Covenants

The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

Section 3.1 Securities Compliance. The Company shall notify the Commission, in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers, or their respective subsequent holders.

Section 3.2 Registration and Listing. The Company will cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its commercially reasonable best efforts to continue the quotation of its Common Stock on the NASDAQ Stock Market or any successor market. The Company will promptly file the “Listing Application” for, or in connection with, the issuance and delivery of the Shares, the Warrants and the Warrant Shares.

Section 3.3 Inspection Rights. In the event the Registration Statement (as defined in the Registration Rights Agreement) is not effective or has been suspended, the Company shall, subject to Section 3.9, permit, during normal business hours and upon reasonable request and reasonable notice, a Purchaser or any employees, agents or representatives thereof, so long as a Purchaser shall be obligated hereunder to purchase the Shares or shall beneficially own the Shares, or shall own Warrant Shares or the Warrants which, in the aggregate, represent more than two percent (2%) of the total combined voting power of all voting securities then outstanding, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect, during the term of the Warrants, the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.

Section 3.4 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, the noncompliance with which could have a Material Adverse Effect.

Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.6 Reporting Requirements. The Company shall furnish two (2) copies of the following to each Purchaser in a timely manner so long as that Purchaser shall be obligated hereunder to purchase the Shares or shall beneficially own the Shares or Warrants, or shall own Warrant Shares which, in the aggregate, represent more than one percent (1%) of the total combined voting power of all voting securities then outstanding:

(a) Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Company, but in no event prior to the time that such Reports are publicly filed with the Commission or otherwise made publicly available;

(b) Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, but in no event prior to the time that such Reports are publicly filed with the Commission or otherwise made publicly available; and

(c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of

Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.7 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform under any Transaction Document.

Section 3.8 Reservation of Shares. So long as the Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the maximum number of shares of Common Stock to effect the exercise of the Warrants.

Section 3.9 Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the Business Day immediately following the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, the Warrants and the Registration Rights Agreement, and the schedules hereto and thereto in the form required by the Exchange Act (including all attachments, the “8-K Filing”). As of the time of the filing of the 8-K Filing with the Commission, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the Company without the express written consent of such Purchaser. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith, and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the NASDAQ National Market or NASDAQ Small Cap Market (provided that in the case of clause (i) above, each Purchaser shall be notified by the Company (although the consent of such Purchaser shall not be required) in connection with any such press release or other public disclosure prior to its release).

Section 3.10 Delivery of Share Certificates. At Closing or as soon thereafter as reasonably possible (but in any event no later than three Business Days immediately following the Closing Date), the Company shall deliver to each Purchaser certificates representing the Shares (in such denominations as each Purchaser may request) acquired by such Purchaser at the Closing.

Section 3.11 No Shorting of Stock. From the date hereof until the Closing, no Purchaser shall sell short (or enter into any other similar hedging transaction with respect to) the shares of the Company’s Common Stock.

Section 3.12 Subsequent Financings. Until such time as the Registration Statement is effective, the Company covenants and agrees not to sell or issue, or offer to sell or issue, any securities of the Company (whether equity, debt or otherwise), including convertible and non-convertible securities, without the prior written consent of Purchasers owning more than 50% of the Shares, which consent may be granted or denied in the sole and absolute discretion of the Purchasers; provided, however, that the foregoing covenant shall not apply to (i) shares of Common Stock issued to strategic partners and/or in connection with a strategic merger or acquisition, (ii) shares of Common Stock or options to purchase shares of Common Stock issued to employees, officers, directors, consultants and vendors in accordance with the Company’s equity incentive policies, or (iii) the conversion or exercise of convertible or exercisable securities issued or outstanding prior to the date hereof; provided, that, the conversion price or exercise price shall not be reset to provide for the issuance of additional shares of Common Stock.

ARTICLE IV

Conditions

Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares and Warrants. The obligation hereunder of the Company to close and issue and sell the Shares and the Warrants to the Purchasers on the Closing Date is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchasers’ Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price. The Purchase Price for the Shares and Warrants shall have been delivered to the Company at the Closing.

(e) Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are party shall have been duly executed and delivered by the Purchasers to the Company.

Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Shares and Warrants. The obligation hereunder of the Purchasers to purchase the Shares and Warrants and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchasers’ sole benefit and may be waived by the Purchasers at any time in their sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement, the Warrants and the Registration Rights Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or quoted by NASDAQ, nor shall a banking moratorium have been declared either by the United States or California State authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Shares.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Opinion of Counsel, Etc. The Purchasers shall have received an opinion of counsel to the Company, dated the Closing Date, in the form of Exhibit C hereto, and such other certificates and documents as the Purchasers or their counsel shall reasonably require incident to the Closing.

(g) Warrants. The Company shall have delivered to the Purchasers the originally executed Warrants (in such denominations as each Purchaser may request) being acquired by the Purchasers at the Closing.

(h) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to the Purchasers (the “Resolutions”).

(i) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the issuance of the Shares and the exercise of the Warrants, a number of shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of the Warrants, assuming the Warrants were granted on the Closing Date (after giving effect to the Warrants to be issued on the Closing Date and assuming the Warrants were fully exercisable on such date regardless of any limitation on the timing or amount of such exercises).

(j) Secretary’s Certificate. The Company shall have delivered to the Purchasers a secretary’s certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Certificate and the Bylaws, each as in effect at the Closing, and (iii) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(k) Officer’s Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(l) Fees and Expenses. As of the Closing Date, all fees and expenses required to be paid by the Company shall have been or authorized to be paid by the Company as of the Closing Date.

(m) Registration Rights Agreement. As of the Closing Date, the parties shall have entered into the Registration Rights Agreement in the Form of Exhibit D attached hereto.

(n) Material Adverse Effect. No Material Adverse Effect shall have occurred.

ARTICLE V

Certificate Legend

Section 5.1 Legend. Each certificate representing the Shares, the Warrants and the Warrant Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR CYTRX CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Securities, without the legend set forth above, if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration of the Shares, the Warrants or Warrant Shares under the Securities Act is not required in connection with such proposed transfer, or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within three (3) Business Days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Notwithstanding the foregoing, the restrictions on transfer contained in this Section 5.1 shall not limit or prohibit any Purchaser’s right to pledge any of the Securities for margin purposes.

ARTICLE VI

Termination

Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and the Purchasers.

Section 6.2 Effect of Termination. In the event of termination by the Company or the Purchasers, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1 and 8.2, and Article VII herein. Nothing in this Section 6.2 shall be deemed to release the Company or any Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or such Purchaser to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VII

Indemnification

Section 7.1 General Indemnity. The Company agrees to indemnify and hold harmless each Purchaser (and its respective directors, officers, employees, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by each Purchaser or any such person as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. The Purchasers severally but not jointly agree to indemnify and hold harmless the Company and its directors, officers, employees, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchasers herein.

Section 7.2 Indemnification Procedure. Any party entitled to indemnification under this Article VII (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VIII

Miscellaneous

Section 8.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay all fees and expenses (including attorneys’ fees and expenses) incurred by the Purchasers in connection with the preparation, negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated thereunder up to a maximum of $25,000, regardless of whether or not the Closing occurs (unless the failure of the Closing to occur is a result of a breach by any Purchaser of this Agreement, in which event the Company shall not be required to pay any of such fees or expenses). In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents or incurred in connection with the enforcement of this Agreement and any of the other Transaction Documents, following a breach by the Company of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees, disbursements and expenses.

Section 8.2 Specific Enforcement; Consent to Jurisdiction.

(a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other

Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) The Company and each Purchaser (i) hereby irrevocably submit to the non-exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in the Borough of Manhattan, The City of New York, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Shares, this Agreement, the Registration Rights Agreement or the Warrants, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 8.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least a majority in interest of the then-outstanding Shares, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Shares, as the case may be.

Section 8.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	CytRx Corporation 11726 San Vicente Boulevard, Suite 650 Los Angeles, California 90049 Attention: Steven A. Kriegsman Telecopier: (310) 826-5529 Telephone: (310) 826-5648

with copies (which copies shall not constitute notice
to the Company) to:	Troy & Gould Professional Corporation 1801 Century Park East, 16th Floor Los Angeles, California 90067-2367 Attention: Sanford J. Hillsberg Telecopier: (310) 201-4746 Telephone: (310) 553-4441

If to any Purchaser:	At the address of such Purchaser set forth on Exhibit A to this Agreement.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 8.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 8.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. After the Closing, the Purchasers may assign the Shares, the Warrants and their rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person (other than indemnified parties, as contemplated by Article VII).

Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 8.10 Survival. The representations and warranties of the Company and the Purchasers contained in Sections 2.1(o) and 2.1(s) shall survive indefinitely and those contained in Article II, with the exception of Sections 2.1(o) and 2.1(s), shall survive the execution and delivery hereof and the Closing until the date two (2) years from the Closing Date, and the agreements and covenants set forth in Articles I, III, V, VII and VIII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 8.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers in accordance with Section 8.3, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.

Section 8.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 8.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Warrants and the Registration Rights Agreement.

Section 8.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

CYTRX CORPORATION

By:
Name:	Steven A. Kriegsman
Title:	Chief Executive Officer

[Signatures of Purchasers to follow on next pages.]

  PURCHASERS:

By:_________________________________

EXHIBIT A

LIST OF PURCHASERS

Names and Addresses of Purchasers	Number of Shares Purchased	Number of Warrants Purchased	Dollar Amount of Investment

A-1

EXHIBIT B

FORM OF WARRANT

B-1

EXHIBIT C

FORM OF OPINION

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Shares, the Warrants and the Warrant Shares. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors is required. Each of the Transaction Documents have been duly executed and delivered, and the Shares and the Warrants have been duly executed, issued and delivered by the Company and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. Neither the Shares nor the Warrant Shares are subject to any preemptive rights under the Certificate or the Bylaws.

3. The Shares have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The Warrant Shares, have been duly authorized and reserved for issuance, and, when delivered upon exercise or against payment in full as provided in the Warrants, will be validly issued, fully paid and nonassessable.

4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Shares, the Warrants and the Warrant Shares do not (a) violate any provision of the Certificate or Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party and which is known to us, (c) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment known to us to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (d) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

C-1

5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Shares, the Warrants or the Warrant Shares other than filings as may be required by applicable Federal and state securities laws and regulations and the NASD rules and regulations.

6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

7. The offer, issuance and sale of the Shares and the Warrants, and the offer, issuance and sale of the Warrant Shares pursuant to the Warrants, are exempt from the registration requirements of the Securities Act of 1933, as amended.

C-2

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

D-1

Schedule 2.1(b)

None.

Schedule 2.1(c)

Preferred Shares
Shares Authorized	1,000
Shares Outstanding	none

Common Shares
Shares Authorized	50,000,000
Shares Outstanding	23,448,768

Securities Convertible Into Common Shares
	Exercise Price	No. Shares
Stock Option Plans	$.25 – .31	30,000
	$.71 –1.03	890,707
	2.125 –7.75	7,499

		928,206
Stock Purchase Warrants	$0.01	923,527
	$0.20	1,075,000
	$.72 –1.05	3,533,880
	$1.50	250,000

		5,782,407

Total Convertible Securities		6,710,613

Securities Entitled to Registration Rights

In addition to the securities covered by the Company’s Form S-3 Registration Statement filed on November 1, 2002, the following securities are covered by registration rights:

(i)	An aggregate of 1,828,359 shares issued to the University of Massachusetts Medical School.

(ii)	An aggregate of 1,475,000 shares issuable upon exercise of warrants issued to investment banking and financial public relations firms.

(iii)	Cappello and assignee warrants – aggregate of 1,413,880 shares

Commitments to Issue Additional Shares of Common Stock

The Company has reached an agreement in principle with Rip Grossman & Associates to issue that firm 100,000 shares of common stock as its fee in connection with the University of Massachusetts Medical School transaction

The Company has reached an agreement in principle to issue 100,000 shares of common stock and warrants to purchase an additional 200,000 shares of common stock to James Skalko under a proposed financial consulting agreement.

Schedule 2.1(f)

None.

Schedule 2.1(g)

		% Ownership
Subsidiaries
GGC Pharmaceuticals, Inc.		100%
Proceutics, Inc.	(inactive)	100%
CytRx Animal Health, Inc.	(inactive)	100%
Custom Adjuvants, Inc.	(inactive)	100%

Minority Owned Entities (held by GGC Pharmaceuticals)
Blizzard Genomics, Inc.		40%
Psynomics, Inc.		5%

Schedule 2.1(h)

None.

Schedule 2.1(i)

As described in the Company’s Form 10-Q for the quarter ended March 31, 2003, the Company has committed to expend certain sums to sponsor research and development work at the University of Massachusetts Medical School.

Schedule 2.1(j)

None.

Schedule 2.1(k)

The Company continues to remain liable on its lease of the Company’s prior headquarters office space in Norcross, Georgia.

Schedule 2.1(l)

None.

Schedule 2.1(m)

None.

Schedule 2.1(n)

None.

Schedule 2.1(o)

None.

Schedule 2.1(p)

Cappello Capital Corp. and Cardinal Securities are serving as placement agents and will receive cash fees and warrants in connection with this transaction.

Schedule 2.1(r)

Registered domain name – www.CytRx.com

License Agreements

Vical Incorporated

Merck & Co., Inc.

Carnegie Institution

University of Massachusetts Medical School

(seven license agreements covering pending and provisional patent applications)

Trademarks, Patents and Patent Applications

See Exhibit A to Schedule 2.1(r).

Schedule 2.1(s)

None.

Schedule 2.1(u)

The Company has entered into the following agreements that will be filed with the Commission in the Company’s Form 10-Q for the quarter ended June 30, 2003:

(i)	A series of license agreements with the University of Massachusetts Medical School.

(ii)	Investment Banking Agreement with Cappello Capital Group.

(iii)	Investment Banking Agreement with J.P. Turner & Co.

(iv)	Investment Banking Agreement with Rockwell Asset Management.

(v)	Investment Banking Agreement with Cardinal Securities.

Schedule 2.1(v)

Professional Services Agreement between the Company and the Kriegsman Group

Employment Agreement between the Company and Steven A. Kriegsman

Investment Banking Agreement with Cappello Capital Corp.

Schedule 2.1(x)

Notice of issuance of the Company’s shares required to be delivered to Nasdaq prior to closing of transaction will be delivered after closing.

Schedule 2.1(y)

None.

Schedule 2.1(z)

In April and May 2003, the Company issued a total of 1,828,359 shares of common stock to the University of Massachusetts Medical School.

In April 2003, the Company issued a warrant to purchase 400,000 shares of common stock to J.P. Turner & Co.

In April 2003, the Company issued a warrant to purchase 400,000 shares of common stock to Rockwell Asset Management.

In May 2003, the Company issued 25,000 shares of common stock to Troy & Gould.

Between April 1, 2003 and May 27, 2003, the Company issued a total of 325,470 shares of common stock pursuant to the exercise of outstanding options and warrants.

EXHIBIT A

K-S Matter No.	Client No.	Country	Title	Filing Date	Appl. Serial No.	Issue Date	Patent No.

216026	19720-0035	US	Method of Stimulating the Immune System	06/12/1991	107,358	08/10/1993	5,234,683

216034	19720-0043CA	Canada	Improved Fibrinolytic Composition	05/13/1987	537,052	03/24/1992	1,297,792

216043	19720-0051IL	Israel	Improved Fibrinolytic Composition	05/14/1987	82519	08/26/1992	P/82519

216044	19720-0052	US	Improved Fibrinolytic Composition	05/07/1987	07/045,459	01/31/1989	4,801,452
			Combination with fibrinolytic

216046	19720-0053	US	Improved Fibrinolytic Composition—Treating Tumors	12/21/1987	07/136,034	10/10/1989	4,873,083

216054	19720-0057	US	An Improved Method for Treating Burns	12/29/1988	07/291,925	11/07/1989	4,879,109

216055	19720-0058	US	An Improved Method for Treating Sickle Cell Anemia	01/13/1989	07/297,156	06/06/1989	4,837,014

216093	19720-0077	US	Antiinfective Compounds and Method of Use	06/01/1995	08/457,808	09/22/1998	5,811,088

216113	19720-0101	US	Method of Treating Ischemic Tissue	05/11/1990	07/522,193	02/18/1992	5,089,260

216119	19720-0110	US	Improved Method for Treating Damaged Tissue	06/01/1989	07/359,903	01/30/1990	4,897,263

216122	19720-0112	US	Method of Treating Tissue Damaged by Reperfusion Injury	05/04/1990	07/519,005	08/20/1991	5,041,288

216138	19720-0151	US	Improved Method of Performing Angioplasty Procedures	05/03/1990	07/518,510	05/21/1991	5,017,370

216144	19720-0162IE	Ireland	Injectable Pharmaceutical Composition for the Protection of Tissue Damaged by Ischemia	07/23/1992	922401

216154	19720-0186	US	Method of Delivering Drugs to Damaged or Diseased Tissue	05/04/1990	07/519,148	07/09/1991	5,030,448

216225	19720-0222	US	Polyoxypropylene/Polyoxyethelene Copolymers with Improved Biological Activity	07/02/1993	08/087,136	04/18/2000	Re. 36,665

216226	19720-0223	US	Polyoxypropylene/Polyoxyethelene Copolymers with Improved Biological Activity	08/09/1994	08/292,803	10/22/1996	5,567,859

216231	19720-0224	US	Improved Antiinfective Polyoxypropylene/Polyoxyethelene Copolymers and Methods of Use	06/06/1995	08/468,137	10/07/1997	5,674,911

216232	19720-0225	US	Polyoxypropylene/Polyoxyethelene Copolymers with Improved Biological Activity	06/02/1995	08/460,192	12/09/1997	5,696,298

216233	19720-0226	US	Polyoxypropylene/Polyoxyethylene Copolymers with Improved Biological Activity	06/03/1996	08/657,161	11/25/1997	5,691,387

216234	19720-0227	US	Polyoxypropylene/Polyoxyethylene Copolymers with Improved Biological Activity	07/08/1997	08/889,342	11/23/1999	5,990,241

216235	19720-0228	US	Polyoxypropylene/Polyoxyethylene Copolymers with Improved Biological Activity	08/05/1999	09/368,855	03/19/2002	6,359,014

263913	19720-0229	US	Polyoxypropylene/Polyoxyethylene Copolymers with Improved Biological Activity	12/14/2001	10/017,223

216263	19720-0430JP	Japan	Improved Fibrinolytic Composition	05/08/1987	62-503333	12/07/1994	1891157

216332	19720-0500AT	Austria	Methods and Compositions for Treatment of Pathological Hydrophobic Interactions in Biological Fluids	08/22/1990	90 901 954.9		E 149 791

216333	19720-0500AU	Australia	Australia—Methods and Compositions for Treatment of Pathological Hydrophobic Interactions in Biological Fluids	07/18/1990	48495/90	10/11/1993	637996

216334	19720-0500BE	Belgium	Methods and Compositions for Treatment of Pathological Hydrophobic Interactions in Biological Fluids	08/22/1990	90 901 954.9		0 409 940

216335	19720-0500CA	Canada	Canada—Methods and Compositions for Treatment of Pathological Hydrophobic Interactions in Biological Fluids	12/29/1989	2,006,953		2,006,953

216336	19720-0500CH	Switzerland	Methods and Compositions for Treatment of Pathological Hydrophobic Interactions in Biological Fluids	08/22/1990	90 901 954.9		0 409 940

216337	19720-0500DE	Germany	Methods and Compositions for Treatment of Pathological Hydrophobic Interactions in Biological Fluids	08/22/1990	90 901 954.9		0 409 940

216339	19720-0500EP	EPO	EPO—Methods and Compositions for Treatment of Pathological Hydrophobic Interactions in Biological Fluids	08/22/1990	90 901 954.9	03/12/1997	409940

216340	19720-0500ES	Spain	Methods and Compositions for Treatment of Pathological Hydrophobic Interactions in Biological Fluids	08/22/1990	90 901 954.9		0 409 940

216342	19720-0500FR	France	Methods and Compositions for Treatment of Pathological Hydrophobic Interactions in Biological Fluids	08/22/1990	90 901 954.9		0 409 940

216343	19720-0500GB	United Kingdom	Methods and Compositions for Treatment of Pathological Hydrophobic Interactions in Biological Fluids	08/22/1990	90 901 954.9		0 409 940

216345	19720-0500IT	Italy	Methods and Compositions for Treatment of Pathological Hydrophobic Interactions in Biological Fluids	08/22/1990	90 901 954.9		0 409 940

216347	19720-0500LU	Luxembourg	Methods and Compositions for Treatment of Pathological Hydrophobic Interactions in Biological Fluids	08/22/1990	90 901 954.9		0 409 940

216348	19720-0500NL	Netherlands	Methods and Compositions for Treatment of Pathological Hydrophobic Interactions in Biological Fluids	08/22/1990	90 901 954.9		0 409 940

216350	19720-0500SE	Sweden	Methods and Compositions for Treatment of Pathological Hydrophobic Interactions in Biological Fluids	08/22/1990	90 901 954.9		0 409 940

216352	19720-0501	US	Method of Treating Myocardial Damage	05/11/1990	07/522,168	07/02/1991	5,028,599

216354	19720-0502	US	Method of Treating Myocardial Damage	12/04/1991	07/802,331	03/30/1993	5,198,211

216356	19720-0511	US	Method of Treating Stroke	05/11/1990	07/522,297	09/10/1991	5,047,236

216358	19720-0513	US	Method of Treating Stroke	12/04/1992	07/985,746	08/31/1993	5,240,702

216359	19720-0520	US	Method of Treating Adult Respiratory Distress Syndrome	05/03/1990	07/518,348	03/05/1991	4,997,644

216377	19720-0573	US	Method of Treating Tumors	03/24/1995	08/409,549	07/15/1997	5,648,071

216409	19720-0613	US	Methods and Compositions for Reducing MultiDrug Resistance	05/19/1995	08/445,191	10/28/1997	5,681,812

216410	19720-0614	US	Methods and Compositions for Reducing MultiDrug Resistance	06/07/1995	08/480,582	07/07/1998	5,776,891

216411	19720-0615	US	Methods and Compositions for Reducing MultiDrug Resistance	06/07/1995	08/474,994	01/07/1997	5,591,715

216415	19720-0620AT	Austria	Therapeutic Delivery Compositions and Methods of Use Thereof	04/30/1996	94 931827.3

	19720-0620BE	Belgium	Therapeutic Delivery Compositions and Methods of Use Thereof	04/30/1996	94 931827.3

216414	19720-0620CA	Canada	Therapeutic Delivery Compositions and Methods of Use Thereof	04/12/1996	2,174,122

	19720-0620CH	Switzerland	Therapeutic Delivery Compositions and Methods of Use Thereof	04/30/1996	94 931827.3

	19720-0620DE	Germany	Therapeutic Delivery Compositions and Methods of Use Thereof	04/30/1996	94 931827.3

	19720-0620DK	Denmark	Therapeutic Delivery Compositions and Methods of Use Thereof	04/30/1996	94 931827.3

216415	19720-0620EP	EPO	Therapeutic Delivery Compositions and Methods of Use Thereof	04/30/1996	94 931827.3

	19720-0620ES	Spain	Therapeutic Delivery Compositions and Methods of Use Thereof	04/30/1996	94 931827.3

	19720-0620FR	France	Therapeutic Delivery Compositions and Methods of Use Thereof	04/30/1996	94 931827.3

	19720-0620GB	United Kingdom	Therapeutic Delivery Compositions and Methods of Use Thereof	04/30/1996	94 931827.3

	19720-0620IE	Ireland	Therapeutic Delivery Compositions and Methods of Use Thereof	04/30/1996	94 931827.3

	19720-0620IT	Italy	Therapeutic Delivery Compositions and Methods of Use Thereof	04/30/1996	94 931827.3

216416	19720-0620JP	Japan	Therapeutic Delivery Compositions and Methods of Use Thereof	04/15/1996	7-512031

216417	19720-0620KR	South Korea	Therapeutic Delivery Compositions and Methods of Use Thereof	04/15/1996	701930-1996	06/08/1999	218140

	19720-0620NL	Netherlands	Therapeutic Delivery Compositions and Methods of Use Thereof	04/30/1996	94 931827.3		723440

	19720-0620SE	Sweden	Therapeutic Delivery Compositions and Methods of Use Thereof	04/30/1996	94 931827.3

216422	19720-0624	US	Therapeutic Delivery Compositions and Methods of Use Thereof	12/09/1999	09/457,771

261843	19720-0625	US	Therapeutic Delivery Compositions and Methods of Use Thereof	07/31/2001	09/919,504

262529	19720-0626	US	Therapeutic Delivery Compositions and Methods of Use Thereof	08/14/2001	09/929,819

276833	19720-0627WP	PCT	Therapeutic Delivery Compositions and Methods of Use Thereof	07/31/2002	PCT/US02/24425

216433	19720-0650AT	Austria	Novel Vaccine Adjuvant and Vaccine	08/09/1995	95 929336.6	05/29/2002	E218.066

216432	19720-0650CA	Canada	Novel Vaccine Adjuvant and Vaccine	08/09/1995	2,196,801

216433	19720-0650DE	Germany	Novel Vaccine Adjuvant and Vaccine	08/09/1995	95 929336.6	06/17/2002	774974

216433	19720-0650EP	EPO	Novel Vaccine Adjuvant and Vaccine	08/09/1995	95 929336.6	05/29/2002	774974

216433	19720-0650FR	France	Novel Vaccine Adjuvant and Vaccine	08/09/1995	95 929336.6

	19720-0650IE	Ireland	Novel Vaccine Adjuvant and Vaccine	08/09/1995	95 929336.6	05/29/2002	774974

216433	19720-0650IT	Italy	Novel Vaccine Adjuvant and Vaccine	08/09/1995	95 929336.6	08/14/2002	28003BE/2002

216434	19720-0650JP	Japan	Novel Vaccine Adjuvant and Vaccine	08/09/1995	8-507368

	19720-0650SE	Sweden	Novel Vaccine Adjuvant and Vaccine	08/09/1995	95 929336.6	05/29/2002	774 974

269291	19720-0651EP	EPO	Novel Vaccine Adjuvant and Vaccine	11/23/2001	1127904.9

277996	19720-0651HK	Hong Kong	Method for Making Polyoxypropylene/Polyoxyethylene Block Copolymers	11/23/2001	2106150.1		1044890A

216438	19720-0652	US	Novel Vaccine Adjuvant and Vaccine	08/09/1995	08/513,162	7/11/2000	6,086,899

216443	19720-0657	US	Novel Vaccine Adjuvant and Vaccine	12/28/1998	09/221,339	11/21/2000	6,149,922

216444	19720-0658	US	Novel Vaccine Adjuvant and Vaccine	03/21/2000	09/532,345	7/09/2002	6,416,947

271667	19720-0659	US	Novel Vaccine Adjuvant and Vaccine	04/02/2002	10/115332

245350	22031-0065AT	Austria	Improved Adjuvants and Vaccines	12/21/1992	91 913213.4	8/27/1997	E 157 259

245351	22031-0065AU	Australia	Improved Adjuvants and Vaccines	06/27/1991	US91/04716	4/24/1995	655593

245352	22031-0065BE	Belgium	Improved Adjuvants and Vaccines	12/21/1992	91 913213.4	8/27/1997	536302

245354	22031-0065CA	Canada	Improved Adjuvants and Vaccines	12/22/1992	US91/04716	6/12/2001	20,860,397

245355	22031-0065CH	Switzerland	Improved Adjuvants and Vaccines	12/21/1992	91 913213.4	8/27/1997	536302

245357	22031-0065DE	Germany	Improved Adjuvants and Vaccines	12/21/1992	91 913213.4	8/27/1997	536302

245358	22031-0065DK	Denmark	Improved Adjuvants and Vaccines	12/21/1992	91 913213.4	8/27/1997	536302

245359	22031-0065EP	EPO	Improved Adjuvants and Vaccines	12/21/1992	US91/04716	8/27/1997	536302

245360	22031-0065ES	Spain	Improved Adjuvants and Vaccines	12/21/1992	91 913213.4	8/27/1997	536302

245361	22031-0065FR	France	Improved Adjuvants and Vaccines	12/21/1992	91 913213.4	08/27/1997	536302

245362	22031-0065GB	Great Britain	Improved Adjuvants and Vaccines	12/21/1992	91 913213.4	08/27/1997	536302

245363	22031-0065GR	Greece	Improved Adjuvants and Vaccines	12/21/1992	91 913213.4	08/27/1997	536302

245364	22031-0065IE	Ireland	Improved Adjuvants and Vaccines	06/27/1991	91 913213.4	02/27/2002	82178

245366	22031-0065IT	Italy	Improved Adjuvants and Vaccines	12/21/1992	91 913213.4	08/27/1997	536302

245367	22031-0065JP	Japan	Improved Adjuvants and Vaccines	12/28/1992	US91/04716	11/21/1996	2112600

245368	22031-0065KR	South Korea	Improved Adjuvants and Vaccines	12/26/1992	US91/04716	06/08/1999	218138

245369	22031-0065LU	Luxembourg	Improved Adjuvants and Vaccines	12/21/1992	91 913213.4	08/27/1997	536302

245372	22031-0065NL	Netherlands	Improved Adjuvants and Vaccines	12/21/1992	91 913213.4	08/27/1997	536302

245373	22031-0065NZ	New Zealand	Improved Adjuvants and Vaccines	06/26/1991	07/544,831	06/26/1991	238731

245375	22031-0065PT	Portugal	Improved Adjuvants and Vaccines	06/27/1991	07/544,831	09/03/1998	98119

245376	22031-0065SE	Sweden	Improved Adjuvants and Vaccines	12/21/1992	91 913213.4	08/27/1997	536302

245382	22031-0069	US	Methods and Vaccines Comprising Surface-Active Copolymers	04/11/1995	08/420,333	09/10/1996	5,554,372

245415	22031-0095	US	Multiple Emulsions and Methods of Preparation	08/16/1994	08/291,286	04/22/1997	5,622,649

245416	22031-0096	US	Multiple Emulsions and Methods of Preparation (Oral Vaccines)	01/20/1995	08/376,088	03/23/1999	5,885,590

245508	22170-0100CA	Canada	Biologically Active Copolymers	06/18/1986	745,917	02/05/1991	1,279,822

245510	22170-0100CL	Chile	Biologically Active Copolymers	07/07/1986	465-86	09/22/1989	36564

245512	22170-0100DE	Germany	Use of Biologically Active Copolymers for the Manufacture of a Medicament for Stimulating the Growth of an Animal	02/16/1987	86 904 533.6	08/28/1991	0 228 448

245515	22170-0100ES	Spain	Biologically Active Copolymers	07/07/1986	86 904 533.6	11/03/1987	556.216(3)

245517	22170-0100FR	France	Use of Biologically Active Copolymers for the Manufacture of a Medicament for Stimulating the Growth of an Animal	02/16/1987	86 904 533.6	08/28/1991	0 228 448

245518	22170-0100GB	United Kingdom	Use of Biologically Active Copolymers for the Manufacture of a Medicament for Stimulating the Growth of an Animal	02/16/1987	86 904 533.6	08/28/1991	0 228 448

245526	22170-0100MX	Mexico	Biologically Active Copolymers	07/14/1986	3119	10/03/1994	176179

245527	22170-0100NL	Netherlands	Use of Biologically Active Copolymers for the Manufacture of a Medicament for Stimulating the Growth of an Animal	02/16/1987	86 904 533.6	08/28/1991	0 228 448

245550	22170-0105	US	Biologically-Active Copolymers	10/09/1987	07/107,358	05/19/1992	5,114,708

245564	22170-0121	US	Growth Promoting Compositions and Methods of Use	08/20/1996	08/700,074	10/20/1998	5,824,322

Trademark	Case No.	Appln. No.	Reg. No.	Status	Filing Date	Reg. Date	Country	Owner	Class	Goods
TITERMAX	245427	557776	557776	Registered	14-Jun-1991	14-Jun-1991	Australia	Cytrx Corporation	5	Pharmaceutical, veterinary and sanitary preparations and substances; vaccines; adjuvants; vaccine adjuvants; all included in class 5.
TITERMAX	245437	765008	502465	Registered	11-Jun-1991	11-Jun-1991	Benelux	Cytrx Corporation	5

Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides,

TITERMAX	245428	683649	396820	Registered	11-Jun-1991	03-Apr-1992	Canada	Cytrx Corporation		Vaccine adjuvants.
TITERMAX	245430	VA4157/91	VR27591992	Registered	13-Jun-1991	10-Apr-1992	Denmark	Cytrx Corporation	5	Vaccine adjuvants.
TITERMAX	245431	2745/91	120566	Registered	11-Jun-1991	20-Jul-1992	Finland	Cytrx Corporation	5	Vaccine adjuvants.
TITERMAX	245432	290827	1670592	Registered	11-Jun-1991	11-Jun-1991	France	Cytrx Corporation	5	Vaccine adjuvants.
TITERMAX	245434	2831/91	146885	Registered	11-Jun-1991	11-Jun-1991	Ireland	Cytrx Corporation	5	Pharmaceutical and veterinary preparations and substances; vaccines and vaccine adjuvants.
TITERMAX	245435	MI91C006616	626163	Registered	12-Sep-1991	12-Sep-1991	Italy	Cytrx Corporation	5	Vaccine adjuvants.
TITERMAX	245436	3-60821	2569276	Registered	13-Jun-1991	31-Aug-1993	Japan	Cytrx Corporation	1	Vaccine rejuvants.
TITERMAX	245438	91-05228	250845	Registered	13-Jun-1991	20-Aug-1993	Sweden	Cytrx Corporation	5	Vaccines and vaccine adjuvants.
TITERMAX	245433	1467066	1467066	Registered	12-Jun-1991	12-Jun-1991	United Kingdom	Cytrx Corporation	5	Pharmaceutical, veterinary and sanitary preparations and substances; vaccines; adjuvants; vaccine adjuvants; all included in Class 5.
TITERMAX	245426	74/081640	1695189	Registered	25-Jul-1990	16-Jun-1992	USA	Cytrx Corporation	5	Vaccine adjuvants.
TITERMAX	216489	C42176/5WZ	2011164	Registered	04-Jul-1991	13-Mar-92	Germany	Cytrx Corporation	5	Vaccine adjuvants.